 Exhibit 99.1

Antero Resources Announces Fourth Quarter 2025 Results and 2026 Guidance

Denver, Colorado, February 11, 2026—Antero Resources Corporation (NYSE: AR) (“Antero Resources,” “Antero,” or the “Company”) today announced its fourth quarter 2025 financial and operating results, year end 2025 estimated proved reserves and 2026 guidance. The relevant consolidated financial statements are included in Antero Resources’ Annual Report on Form 10-K for the year ended December 31, 2025.

Fourth Quarter 2025 Highlights:

•	Net production averaged 3.5 Bcfe/d, 2% increase from the year ago period
•	Realized a pre-hedge natural gas equivalent price of $3.97 per Mcfe, a $0.42 per Mcfe premium to NYMEX
•	Realized a pre-hedge C3+ NGL price of $35.41 per barrel, a $1.52 per barrel premium to Mont Belvieu
•	Net income was $194 million and Adjusted Net Income was $133 million (Non-GAAP)
•	Adjusted EBITDAX was $422 million (Non-GAAP); net cash provided by operating activities was $371 million
•	Adjusted Free Cash Flow before changes in working capital was $204 million (Non-GAAP)
•	Achieved a company record averaging 16.1 stages per day over an entire pad

2026 Guidance Highlights:

•	Closed previously announced HG acquisition in early February
•	Production expected to average 4.1 Bcfe/d on $1 billion of D&C capital, including $900 million of maintenance capital and $100 million associated with not entering into a drilling joint venture in 2026
o	The $100 million of incremental capital is expected to increase 2027 production to 4.3 Bcfe/d
•	In addition to the $1.0 billion, depending on commodity prices, Antero could invest up to $200 million of discretionary growth capital, which could increase production up to 4.5 Bcfe/d in 2027

Michael Kennedy, CEO and President of Antero Resources commented, “2025 was a pivotal year for Antero as we took significant steps in increasing our production and drilling inventory. During the year we completed a transaction to acquire higher working interest in our wells, followed by the largest acquisition in our company’s history, acquiring our West Virginia peer, HG Energy. The recent closing of the HG Energy acquisition was ahead of schedule and will increase our scale and dry gas exposure. This larger production base and inventory positions Antero to capture the significant demand opportunities that are expected from LNG exports, data centers and natural gas fired power plants.”

Mr. Kennedy continued, “Our 2026 budget highlights these transformational changes as our production base increases from 3.4 Bcfe/d in 2025 to more than 4.2 Bcfe/d by year end 2026. We intend to run 3 drilling rigs and 2 completion crews, which provides us with the optionality to grow our production base further if supported by the commodity price backdrop and in basin demand opportunities.”

Brendan Krueger, CFO of Antero Resources added, “The closing of the HG Energy acquisition immediately improves our competitive positioning by significantly reducing our cost structure and increases our local dry gas exposure. These higher margins are hedged and are expected to drive a substantial increase in Adjusted Free Cash Flow and reduce leverage to under 1.0x during the year. We intend to remain focused on debt reduction and continuing to opportunistically repurchase shares.”

For a discussion of the non-GAAP financial measures including Adjusted Net Income, Adjusted EBITDAX, Adjusted Free Cash Flow and Net Debt, please see “Non-GAAP Financial Measures.”

Transaction Updates

The HG Energy acquisition closed in February 2026. The Ohio Utica Shale divestiture is expected to close by the end of February 2026. The timing of these transactions are reflected in the below 2026 guidance.

2026 Guidance

Antero’s 2026 drilling and completion capital budget is $1 billion and includes $900 million for maintenance capital and $100 million of capital related to not electing to enter into a drilling joint venture during the year. Discretionary growth capital up to $200 million will be based on the commodity price outlook and in basin demand needs throughout the year. This growth capital reflects completing an additional two to three pads in 2026, which could increase production to approximately 4.5 Bcfe/d in 2027. First quarter 2026 production is expected to average approximately 3.8 Bcfe/d, with the second quarter increasing to 4.1 Bcfe/d driven by a full quarter of HG contribution. The second half of 2026 is expected to average approximately 4.2 Bcfe/d. This results in a full year average of approximately 4.1 Bcfe/d. The Company’s land capital guidance is $100 million.

The following is a summary of Antero Resources’ 2026 capital budget.

Capital Budget ($ in Millions)	2026
Drilling & Completion Maintenance Capital	$900
Drilling & Completion No Drilling JV Capital	$100
Total D&C Capital	$1,000

Drilling & Completion Discretionary Growth Capital	Up to $200
Land Capital	$100

# of Wells	Net Wells	Average Lateral Length (Feet)
Completed Wells (Net)	70 to 80	14,600

The following is a summary of Antero Resources’ 2026 production, pricing and cash expense guidance:

Production Guidance	2026
Net Daily Natural Gas Equivalent Production (Bcfe/d)	4.1
Net Daily Natural Gas Production (Bcf/d)	2.8
Total Net Daily Liquids Production (MBbl/d):	213
Net Daily C3+ NGL Production (MBbl/d)	125
Net Daily Ethane Production (MBbl/d)	80
Net Daily Oil Production (MBbl/d)	8

Realized Pricing Guidance (Before Hedges)	Low	High
Natural Gas Realized Price Premium vs. NYMEX Henry Hub ($/Mcf)	$0.10	$0.20
C3+ NGL Realized Price Premium/(Discount) vs. Mont Belvieu ($/Bbl)	$(0.50)	$0.50
Ethane Realized Price Premium vs. Mont Belvieu ($/Bbl)	$1.00	$2.00
Oil Realized Price (Differential) vs. WTI Oil ($/Bbl)	$(12.00)	$(16.00)

Cash Expense Guidance	Low	High
Cash Production Expense ($/Mcfe)(1)	$2.35	$2.45
Marketing Expense, Net of Marketing Revenue ($/Mcfe)	$0.02	$0.04
G&A Expense ($/Mcfe)(2)	$0.11	$0.13

(1)	Includes lease operating, gathering, compression, processing and transportation expenses (“GP&T”) and production and ad valorem taxes.
(2)	Excludes equity-based compensation.

Adjusted Free Cash Flow

During the fourth quarter of 2025, Adjusted Free Cash Flow before Changes in Working Capital was $204 million.

	Three Months Ended December 31,
	2024	2025
Net cash provided by operating activities	$278,002	370,743
Less: Capital expenditures	(128,315)	(202,909)
Less: Distributions to non-controlling interests in Martica	(15,651)	(16,204)
Plus: Transaction expense	—	4,386
Adjusted Free Cash Flow	$134,036	156,016
Changes in Working Capital	24,845	47,910
Adjusted Free Cash Flow before Changes in Working Capital	$158,881	203,926

Fourth Quarter 2025 Financial Results

Net daily natural gas equivalent production in the fourth quarter averaged 3.5 Bcfe/d, including 208 MBbl/d of liquids. Antero’s average realized natural gas price before hedges was $3.71 per Mcf, a $0.16 per Mcf premium to the benchmark index price. Antero’s average realized C3+ NGL price before hedges was $35.41 per barrel, representing a $1.52 per barrel premium to the benchmark index price.

The following table details average net production and average realized prices for the three months ended December 31, 2025:

	Three Months Ended December 31, 2025
	Natural Gas	Oil	C3+ NGLs	Ethane	Combined Natural Gas Equivalent
	(MMcf/d)	(Bbl/d)	(Bbl/d)	(Bbl/d)	(MMcfe/d)
Average Net Production	2,265	8,217	116,065	83,348	3,511

	Three Months Ended December 31, 2025
	Natural Gas	Oil	C3+ NGLs	Ethane	Combined Natural Gas Equivalent
Average Realized Prices	($/Mcf)	($/Bbl)	($/Bbl)	($/Bbl)	($/Mcfe)
Average realized prices before settled derivatives (1)	$3.71	45.99	35.41	12.54	3.97
Index price (1)	$3.55	59.14	33.89	11.16	3.55
Premium / (Discount) to Index price	$0.16	(13.15)	1.52	1.38	0.42

Settled commodity derivatives	$0.01	—	—	—	0.01
Average realized prices after settled derivatives (1)	$3.72	45.99	35.41	12.54	3.98
Premium / (Discount) to Index price	$0.17	(13.15)	1.52	1.38	0.43

(1)	Please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for more information on these index and average realized prices.

All-in cash expense, which includes lease operating, gathering, compression, processing and transportation and production and ad valorem taxes was $2.56 per Mcfe in the fourth quarter, as compared to $2.45 per Mcfe during the fourth quarter of 2024. Net marketing expense was $0.04 per Mcfe during the fourth quarter of 2025, compared to $0.06 during the fourth of 2024.

Fourth Quarter 2025 Operating Results

Antero placed 18 Marcellus wells to sales during the fourth quarter with an average lateral length of 12,500 feet. Twelve of these wells have been on line for approximately 60 days with an average rate per well of 25 MMcfe/d, including 1,410 Bbl/d of liquids per well assuming 25% ethane recovery. In addition, Antero set a number of company operational records, including:

•	One completion crew completed 19 stages in a single day
•	Averaged 16.1 stages per day for an entire pad
•	One completion crew recorded 457 stages completed in a calendar month with 651 pumping hours

Fourth Quarter 2025 Capital Investment

Antero’s drilling and completion capital expenditures for the three months ended December 31, 2025 were $159 million. In addition to capital invested in drilling and completion activities, the Company invested $33 million in land during the fourth quarter. Through this investment, Antero added approximately 7,000 net acres, representing 26 incremental drilling locations at an average cost of approximately $900,000 per location. During 2025, Antero’s organic leasing program has added 102 incremental drilling locations at an average cost of approximately $925,000 per location, more than offsetting the 78 gross locations drilled during the year.

Natural Gas Hedge Program

Antero added natural gas swaps and basis hedges for the full years 2026 and 2027, including positions acquired from HG Energy, in order to support its acquisition and development program. For more information on our hedge portfolio, please see the presentation titled “Hedges and Guidance Presentation” on Antero’s website. The hedges below include positions executed through February 6, 2026 and reflect Antero stand-alone for the month of January 2026 and inclusive of HG hedges from February to December 2026.

Swaps	Natural Gas (MMBtu/d)	Weighted Average Index Price ($/MMBtu)
January 2026 NYMEX Henry Hub Swap	770,000	$3.90
February – December 2026 NYMEX Henry Hub Swap	1,286,000	$3.92
2027 NYMEX Henry Hub Swap	845,000	$3.88

		Weighted Average Index
Collars	Natural Gas (MMBtu/d)	Floor Price ($/MMBtu)	Ceiling Price ($/MMBtu)
January 2026 NYMEX Henry Hub Costless Collars	500,000	$3.22	$5.83
February – December 2026 NYMEX Henry Hub Costless Collars	553,000	$3.24	$5.70
2027 NYMEX Henry Hub Costless Collars	57,000	$3.46	$4.62

Year End Proved Reserves

At December 31, 2025, Antero’s estimated proved reserves were 19.1 Tcfe, a 7% increase from the prior year. Estimated proved reserves were comprised of 61% natural gas, 38% NGLs and 1% oil.

Estimated proved developed reserves were 14.4 Tcfe. At year end 2025, Antero’s five year development plan included 296 gross PUD locations. Antero's proved undeveloped locations have an average estimated BTU of 1215, with an average lateral length of 14,650 feet.

Antero's 4.7 Tcfe of estimated proved undeveloped reserves will require an estimated $2.3 billion of future development capital over the next five years, resulting in an estimated average future development cost for proved undeveloped reserves of $0.49 per Mcfe.

The following table presents a summary of changes in estimated proved reserves (in Tcfe).

Proved reserves, December 31, 2024	17.9
Extensions, discoveries and other additions	0.7
Revisions of previous estimates	0.5
Revisions to five-year development plan	0.7
Price revisions	0.1
Acquisition of reserves	0.5
Production	(1.3)
Proved reserves, December 31, 2025	19.1

Conference Call

A conference call is scheduled on Thursday, February 12, 2026 at 9:00 am MT to discuss the financial and operational results. A brief Q&A session for security analysts will immediately follow the discussion of the results. To participate in the call, dial in at 877-407-9079 (U.S.), or 201-493-6746 (International) and reference “Antero Resources.” A telephone replay of the call will be available until Thursday, February 19, 2026 at 9:00 am MT at 877-660-6853 (U.S.) or 201-612-7415 (International) using the conference ID: 13758128. To access the live webcast and view the related earnings conference call presentation, visit Antero's website at www.anteroresources.com. The webcast will be archived for replay until Thursday, February 19, 2026 at 9:00 am MT.

Presentation

An updated presentation will be posted to the Company's website before the conference call. The presentation can be found at www.anteroresources.com on the homepage. Information on the Company's website does not constitute a portion of, and is not incorporated by reference into this press release.

Non-GAAP Financial Measures

Adjusted Net Income

Adjusted Net Income as set forth in this release represents net income, adjusted for certain items. Antero believes that Adjusted Net Income is useful to investors in evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. Adjusted Net Income is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for net income as an indicator of financial performance. The GAAP measure most directly comparable to Adjusted Net Income is net income. The following table reconciles net income to Adjusted Net Income (in thousands):

	Three Months Ended December 31,
	2024	2025
Net income and comprehensive income attributable to Antero Resources Corporation	$149,649	193,683
Net income and comprehensive income attributable to noncontrolling interests	9,164	9,235
Unrealized commodity derivative (gains) losses	20,122	(88,196)
Amortization of deferred revenue, VPP	(6,812)	(6,368)
Loss (gain) on sale of assets	1,989	(408)
Impairment of property and equipment	28,475	5,215
Equity-based compensation	17,169	14,311
Equity in earnings of unconsolidated affiliate	(23,925)	(10,205)
Contract termination and loss contingency	937	3,153
Transaction expense	—	4,386
Tax effect of reconciling items (1)	(8,257)	17,292
	188,511	142,098
Martica adjustments (2)	(7,858)	(9,235)
Adjusted Net Income	$180,653	132,863

Diluted Weighted Average Common Shares Outstanding (3)	314,165	311,077

(1)	Deferred taxes were approximately 22% for 2024 and 2025.
(2)	Adjustments reflect noncontrolling interests in Martica not otherwise adjusted in amounts above
(3)	Diluted weighted average shares outstanding does not include securities that would have had an anti-dilutive effect on the computation of diluted earnings per share. Anti-dilutive weighted average shares outstanding for the three months ended December 31, 2024 were 0.3 million. There were no anti-dilutive weighted average shares outstanding for the three months ended December 31, 2025.

Net Debt

Net Debt is calculated as total long-term debt less cash and cash equivalents. Management uses Net Debt to evaluate the Company’s financial position, including its ability to service its debt obligations.

The following table reconciles consolidated total long-term debt to Net Debt as used in this release (in thousands):

	December 31,
	2024	2025
Credit Facility	$393,200	438,600
8.375% senior notes due 2026	96,870	—
7.625% senior notes due 2029	407,115	365,353
5.375% senior notes due 2030	600,000	600,000
Unamortized debt issuance costs	(7,955)	(5,977)
Total long-term debt	$1,489,230	1,397,976
Less: Cash, cash equivalents and restricted cash	—	(210,000)
Net Debt	$1,489,230	1,187,976

Adjusted Free Cash Flow

Adjusted Free Cash Flow is a measure of financial performance not calculated under GAAP and should not be considered in isolation or as a substitute for cash flow from operating, investing, or financing activities, as an indicator of cash flow or as a measure of liquidity. The Company defines Adjusted Free Cash Flow as net cash provided by operating activities, less capital expenditures, which includes additions to unproved properties, drilling and completion costs and additions to other property and equipment, less distributions to non-controlling interests in Martica, plus transaction expenses.

The Company has not provided projected net cash provided by operating activities or a reconciliation of Adjusted Free Cash Flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. The Company is unable to project net cash provided by operating activities for any future period because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. The Company is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts.

Adjusted Free Cash Flow is a useful indicator of the Company’s ability to internally fund its activities, service or incur additional debt and estimate our ability to return capital to shareholders. There are significant limitations to using Adjusted Free Cash Flow as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect the Company’s net income, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted Free Cash Flow reported by different companies. Adjusted Free Cash Flow does not represent funds available for discretionary use because those funds may be required for debt service, land acquisitions and lease renewals, other capital expenditures, working capital, income taxes, exploration expenses, and other commitments and obligations.

Adjusted EBITDAX

Adjusted EBITDAX is a non-GAAP financial measure that we define as net income, adjusted for certain items detailed below.

Adjusted EBITDAX as used and defined by us, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Adjusted EBITDAX should not be considered in isolation or as a substitute for operating income or loss, net income or loss, cash flows provided by operating, investing, and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Adjusted EBITDAX provides no information regarding our capital structure, borrowings, interest costs, capital expenditures, working capital movement, or tax position. Adjusted EBITDAX does not represent funds available for discretionary use because those funds may be required for debt service, capital expenditures, working capital, income taxes, exploration expenses, and other commitments and obligations. However, our management team believes Adjusted EBITDAX is useful to an investor in evaluating our financial performance because this measure:

•	is widely used by investors in the oil and natural gas industry to measure operating performance without regard to items excluded from the calculation of such term, which may vary substantially from company to company depending upon accounting methods and the book value of assets, capital structure and the method by which assets were acquired, among other factors;
•	helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital and legal structure from our operating structure;
•	is used by our management team for various purposes, including as a measure of our operating performance, in presentations to our Board of Directors, and as a basis for strategic planning and forecasting: and
•	is used by our Board of Directors as a performance measure in determining executive compensation.

There are significant limitations to using Adjusted EBITDAX as a measure of performance, including the inability to analyze the effects of certain recurring and non-recurring items that materially affect our net income or loss, the lack of comparability of results of operations of different companies, and the different methods of calculating Adjusted EBITDAX reported by different companies.

The GAAP measures most directly comparable to Adjusted EBITDAX are net income and net cash provided by operating activities. The following table represents a reconciliation of Antero’s net income, including noncontrolling interest, to Adjusted EBITDAX and a reconciliation of Antero’s Adjusted EBITDAX to net cash provided by operating activities per our condensed consolidated statements of cash flows, in each case, for the three months ended December 31, 2024 and 2025 (in thousands). Adjusted EBITDAX also excludes the noncontrolling interests in Martica, and these adjustments are disclosed in the table below as Martica related adjustments.

(1)	Adjustments reflect noncontrolling interests in Martica not otherwise adjusted in amounts above.

	Three Months Ended December 31,
	2024	2025
Reconciliation of net income to Adjusted EBITDAX:
Net income and comprehensive income attributable to Antero Resources Corporation	$149,649	193,683
Net income and comprehensive income attributable to noncontrolling interests	9,164	9,235
Unrealized commodity derivative (gains) losses	20,122	(88,196)
Amortization of deferred revenue, VPP	(6,812)	(6,368)
Loss (gain) on sale of assets	1,989	(408)
Interest expense, net	27,061	22,128
Loss on early extinguishment of debt	—	—
Income tax expense (benefit)	(104,170)	69,947
Depletion, depreciation, amortization and accretion	194,899	188,021
Impairment of property and equipment	28,475	5,215
Exploration expense	702	830
Equity-based compensation expense	17,169	14,311
Equity in earnings of unconsolidated affiliate	(23,925)	(10,205)
Dividends from unconsolidated affiliate	31,314	31,314
Contract termination, loss contingency and settlements	937	3,153
Transaction expense and other	467	4,424
	347,041	437,084
Martica related adjustments (1)	(15,105)	(14,939)
Adjusted EBITDAX	$331,936	422,145

Reconciliation of our Adjusted EBITDAX to net cash provided by operating activities:
Adjusted EBITDAX	$331,936	422,145
Martica related adjustments (1)	15,105	14,939
Interest expense, net	(27,061)	(22,128)
Amortization of debt issuance costs and other	520	24
Exploration expense	(702)	(830)
Changes in current assets and liabilities	(39,944)	(37,833)
Contract termination, loss contingency and settlements	(736)	788
Transaction expense and other	(1,116)	(6,362)
Net cash provided by operating activities	$278,002	370,743

(1)	Adjustments reflect noncontrolling interests in Martica not otherwise adjusted in amounts above.

Drilling and Completion Capital Expenditures

For a reconciliation between cash paid for drilling and completion capital expenditures and drilling and completion accrued capital expenditures during the period, please see the capital expenditures section below (in thousands):

	Three Months Ended December 31,
	2024	2025
Drilling and completion costs (cash basis)	$105,552	162,166
Change in accrued capital costs	14,912	(3,284)
Adjusted drilling and completion costs (accrual basis)	$120,464	158,882

Notwithstanding their use for comparative purposes, the Company’s non-GAAP financial measures may not be comparable to similarly titled measures employed by other companies.

This release includes "forward-looking statements." Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” “goal,” “target,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under Antero Resources’ control. All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero Resources expects, believes or anticipates will or may occur in the future, such as those regarding our financial strategy, future operating results, financial position, estimated revenues and losses, potential acquisitions, dispositions or other strategic transactions, including the pending Ohio Utica Shale divestiture, the timing thereof, and our ability to integrate acquired assets and achieve the intended operational, financial and strategic benefits from any such transactions, projected costs, estimated realized natural gas, NGL and oil prices, prospects, plans and objectives of management, return of capital program, expected results, impacts of geopolitical, including the conflicts in Ukraine and in the Middle East, and world health events, future commodity prices, future production targets, including those related to certain levels of production, future earnings, leverage targets and debt repayment, future capital spending plans, improved and/or increasing capital efficiency, expected drilling and development plans, projected well costs and cost savings initiatives, operations of Antero Midstream, future financial position, the participation level of our drilling partner and the financial and production results to be achieved as a result of that drilling partnership, the other key assumptions underlying our projections, the impact of recently enacted legislation, and future marketing opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. All forward-looking statements speak only as of the date of this release. Although Antero Resources believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, Antero Resources expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

Antero Resources cautions you that these forward-looking statements are subject to all of the risks and uncertainties, incidental to our business, most of which are difficult to predict and many of which are beyond the Antero Resources’ control. These risks include, but are not limited to, commodity price volatility, inflation, supply chain or other disruption, availability and cost of drilling, completion and production equipment and services, environmental risks, drilling and completion and other operating risks, marketing and transportation risks, regulatory changes or changes in law, changes in emission calculation methods, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flows and access to capital, the timing of development expenditures, conflicts of interest among our stockholders, impacts of geopolitical, including the conflicts in Ukraine and the Middle East, and world health events, cybersecurity risks, the state of markets for, and availability of, verified quality carbon offsets and the other risks described under the heading " Risk Factors" in Antero Resources’ Annual Report on Form 10-K for the year ended December 31, 2025.

For more information, contact Daniel Katzenberg, Director - Finance and Investor Relations of Antero Resources at (303) 357-7219 or dkatzenberg@anteroresources.com.

ANTERO RESOURCES CORPORATION

Consolidated Balance Sheets

(In thousands, except per share amounts)

	December 31,
	2024	2025
Assets
Current assets:
Restricted cash	$—	210,000
Accounts receivable	34,413	33,773
Accrued revenue	453,613	473,453
Derivative instruments	1,050	68,913
Prepaid expenses	12,423	14,554
Current assets held for sale	—	20,269
Other current assets	6,047	10,818
Total current assets	507,546	831,780
Property and equipment:
Oil and gas properties, at cost (successful efforts method):
Unproved properties	879,483	796,705
Proved properties	14,395,680	14,049,003
Gathering systems and facilities	5,802	—
Other property and equipment	105,871	113,020
	15,386,836	14,958,728
Less accumulated depletion, depreciation and amortization	(5,699,286)	(5,753,416)
Property and equipment, net	9,687,550	9,205,312
Operating leases right-of-use assets	2,549,398	2,132,509
Derivative instruments	1,296	12,524
Investment in unconsolidated affiliate	231,048	245,653
Assets held for sale	—	754,737
Other assets	33,212	62,892
Total assets	$13,010,050	13,245,407
Liabilities and Equity
Current liabilities:
Accounts payable	$62,213	49,514
Accounts payable, related parties	111,066	101,454
Accrued liabilities	402,591	338,847
Revenue distributions payable	315,932	384,777
Derivative instruments	31,792	—
Short-term lease liabilities	493,894	516,256
Deferred revenue, VPP	25,264	23,502
Current liabilities held for sale	—	62,310
Other current liabilities	3,175	26,653
Total current liabilities	1,445,927	1,503,313
Long-term liabilities:
Long-term debt	1,489,230	1,397,976
Deferred income tax liability, net	693,341	907,306
Derivative instruments	17,233	—
Long-term lease liabilities	2,050,337	1,612,288
Deferred revenue, VPP	35,448	11,946
Liabilities held for sale	—	39,789
Other liabilities	62,001	57,140
Total liabilities	5,793,517	5,529,758
Commitments and contingencies
Equity:
Stockholders' equity:
Preferred stock, $0.01 par value; authorized - 50,000 shares; none issued	—	—
Common stock, $0.01 par value; authorized - 1,000,000 shares; 311,165 and 308,510 shares issued and outstanding as of December 31, 2024 and December 31, 2025, respectively	3,111	3,085
Additional paid-in capital	5,909,373	5,865,447
Retained earnings	1,109,166	1,682,295
Total stockholders' equity	7,021,650	7,550,827
Noncontrolling interests	194,883	164,822
Total equity	7,216,533	7,715,649
Total liabilities and equity	$13,010,050	13,245,407

ANTERO RESOURCES CORPORATION

Consolidated Statements of Operations and Comprehensive Income

(In thousands, except per share amounts)

	(Unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2025	2024	2025
Revenue and other:
Natural gas sales	$543,794	773,596	1,818,297	2,873,241
Natural gas liquids sales	555,722	474,259	2,066,975	1,986,840
Oil sales	49,128	34,772	230,027	150,158
Commodity derivative fair value gains (losses)	(21,498)	90,068	731	111,049
Marketing	33,971	31,697	179,069	125,900
Amortization of deferred revenue, VPP	6,812	6,368	27,101	25,264
Other revenue and income	822	869	3,396	3,371
Total revenue	1,168,751	1,411,629	4,325,596	5,275,823
Operating expenses:
Lease operating	30,216	31,479	118,693	135,124
Gathering, compression, processing and transportation	682,024	749,684	2,702,930	2,857,426
Production and ad valorem taxes	60,147	44,122	207,671	163,135
Marketing	52,142	44,380	244,906	190,206
Exploration and mine expenses	702	830	2,618	2,990
General and administrative (including equity-based compensation expense)	59,421	55,954	229,338	232,526
Depletion, depreciation and amortization	193,694	186,956	762,068	749,675
Impairment of property and equipment	28,475	5,215	47,433	29,358
Accretion of asset retirement obligations	1,205	1,065	3,759	3,892
Contract termination, loss contingency and settlements	937	3,153	4,468	28,012
Gain on sale of assets	1,989	(408)	862	(266)
Other operating expense	20	25	390	99
Total operating expenses	1,110,972	1,122,455	4,325,136	4,392,177
Operating income	57,779	289,174	460	883,646
Other income (expense):
Interest expense, net	(27,061)	(22,128)	(118,207)	(83,682)
Equity in earnings of unconsolidated affiliate	23,925	10,205	93,787	98,484
Loss on early extinguishment of debt	—	—	(528)	(3,628)
Transaction expense	—	(4,386)	—	(4,386)
Total other expense	(3,136)	(16,309)	(24,948)	6,788
Income before income taxes	54,643	272,865	(24,488)	890,434
Income tax benefit (expense)	104,170	(69,947)	118,185	(215,867)
Net income and comprehensive income including noncontrolling interests	158,813	202,918	93,697	674,567
Less: net income and comprehensive income attributable to noncontrolling interests	9,164	9,235	36,471	40,149
Net income and comprehensive income attributable to Antero Resources Corporation	$149,649	193,683	57,226	634,418

Net income per common share—basic	$0.48	0.63	0.18	2.05
Net income per common share—diluted	$0.48	0.62	0.18	2.03

Weighted average number of common shares outstanding:
Basic	311,145	308,486	309,489	309,719
Diluted	314,165	311,077	313,414	312,361

ANTERO RESOURCES CORPORATION

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2023	2024	2025
Cash flows provided by (used in) operating activities:
Net income including noncontrolling interests	$297,329	93,697	674,567
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation, amortization and accretion	750,093	765,827	753,567
Impairment of property and equipment	51,302	47,433	29,358
Commodity derivative fair value gains	(166,324)	(731)	(111,049)
Settled commodity derivative gains (losses)	(25,383)	10,154	(17,068)
Payments for derivative monetizations	(202,339)	—	—
Deferred income tax expense (benefit)	62,039	(118,640)	213,965
Equity-based compensation expense	59,519	66,462	60,812
Equity in earnings of unconsolidated affiliate	(82,952)	(93,787)	(98,484)
Dividends of earnings from unconsolidated affiliate	125,138	125,197	125,255
Amortization of deferred revenue	(30,552)	(27,101)	(25,264)
Amortization of debt issuance costs and other	2,264	2,420	937
Settlement of asset retirement obligations	(718)	(3,571)	(270)
Contract termination, loss contingency and settlements	12,100	5,344	15,370
Loss (gain) on sale of assets	(447)	862	(266)
Loss on early extinguishment of debt	—	528	3,628
Loss on convertible note inducements	374	—	—
Changes in current assets and liabilities:
Accounts receivable	7,550	25,410	(142)
Accrued revenue	306,880	(52,808)	(39,239)
Prepaid expenses and other current assets	14,890	8,680	(6,990)
Accounts payable including related parties	(16,837)	35,301	(2,345)
Accrued liabilities	(62,419)	1,280	(44,984)
Revenue distributions payable	(106,429)	(45,849)	85,975
Other current liabilities	(357)	3,180	13,597
Net cash provided by operating activities	994,721	849,288	1,630,930
Cash flows provided by (used in) investing activities:
Additions to unproved properties	(151,135)	(90,995)	(129,247)
Drilling and completion costs	(964,346)	(614,855)	(685,468)
Additions to other property and equipment	(16,382)	(10,929)	(5,407)
Acquisitions of oil and gas properties	—	—	(253,128)
Proceeds from asset sales	447	9,499	16,277
Change in other assets	(9,351)	(6,873)	(20,840)
Net cash used in investing activities	(1,140,767)	(714,153)	(1,077,813)
Cash flows provided by (used in) financing activities:
Repurchases of common stock	(75,355)	—	(136,404)
Repayment of senior notes	—	—	(141,733)
Borrowings on Credit Facility	4,501,400	4,130,900	4,909,000
Repayments on Credit Facility	(4,119,000)	(4,154,900)	(4,863,600)
Payment of debt issuance costs	(605)	(6,138)	(8,983)
Distributions to noncontrolling interests	(128,823)	(74,286)	(70,210)
Employee tax withholding for settlement of equity-based compensation awards	(30,367)	(29,605)	(29,649)
Convertible note inducements	(374)	—	—
Other	(830)	(1,106)	(1,538)
Net cash provided by (used in) financing activities	146,046	(135,135)	(343,117)
Net increase in cash, cash equivalents and restricted cash	—	—	210,000
Cash, cash equivalents and restricted cash, beginning of period	—	—	—
Cash, cash equivalents and restricted cash, end of period	$—	—	210,000

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$113,910	120,058	88,079
Increase (decrease) in accounts payable and accrued liabilities for additions to property and equipment	$(60,762)	10,525	(27,325)
Increase in other current liabilities for acquisitions of oil and gas properties	$—	—	7,479

The following table sets forth selected financial data for the three months ended December 31, 2024 and 2025 (in thousands):

	(Unaudited)
	Three Months Ended		Amount of
	December 31,		Increase	Percent
	2024	2025	(Decrease)	Change
Revenue:
Natural gas sales	$543,794	773,596	229,802	42%
Natural gas liquids sales	555,722	474,259	(81,463)	(15)%
Oil sales	49,128	34,772	(14,356)	(29)%
Commodity derivative fair value gains (losses)	(21,498)	90,068	111,566	*
Marketing	33,971	31,697	(2,274)	(7)%
Amortization of deferred revenue, VPP	6,812	6,368	(444)	(7)%
Other revenue and income	822	869	47	6%
Total revenue	1,168,751	1,411,629	242,878	21%
Operating expenses:
Lease operating	30,216	31,479	1,263	4%
Gathering and compression	225,267	242,523	17,256	8%
Processing	267,538	291,128	23,590	9%
Transportation	189,219	216,033	26,814	14%
Production and ad valorem taxes	60,147	44,122	(16,025)	(27)%
Marketing	52,142	44,380	(7,762)	(15)%
Exploration	702	830	128	18%
General and administrative (excluding equity-based compensation)	42,252	41,643	(609)	(1)%
Equity-based compensation	17,169	14,311	(2,858)	(17)%
Depletion, depreciation and amortization	193,694	186,956	(6,738)	(3)%
Impairment of property and equipment	28,475	5,215	(23,260)	(82)%
Accretion of asset retirement obligations	1,205	1,065	(140)	(12)%
Contract termination and loss contingency	937	3,153	2,216	236%
Loss (gain) on sale of assets	1,989	(408)	(2,397)	*
Other operating expense	20	25	5	25%
Total operating expenses	1,110,972	1,122,455	11,483	1%
Operating income	57,779	289,174	231,395	400%
Other earnings (expenses):
Interest expense, net	(27,061)	(22,128)	4,933	(18)%
Equity in earnings of unconsolidated affiliate	23,925	10,205	(13,720)	(57)%
Transaction expenses	—	(4,386)	(4,386)	*
Total other expense	(3,136)	(16,309)	(13,173)	420%
Income before income taxes	54,643	272,865	218,222	399%
Income tax (expense) benefit	104,170	(69,947)	(174,117)	*
Net income and comprehensive income including noncontrolling interests	158,813	202,918	44,105	28%
Less: net income and comprehensive income attributable to noncontrolling interests	9,164	9,235	71	1%
Net income and comprehensive income attributable to Antero Resources Corporation	$149,649	193,683	44,034	29%

Adjusted EBITDAX	$331,936	422,145	90,209	27%

* Not meaningful

The following table sets forth selected financial data for the three months ended December 31, 2024 and 2025:

	Unaudited
	Three Months Ended		Amount of
	December 31,		Increase	Percent
	2024	2025	(Decrease)	Change
Production data (1) (2):
Natural gas (Bcf)	196	208	12	6%
C2 Ethane (MBbl)	8,518	7,668	(850)	(10)%
C3+ NGLs (MBbl)	10,563	10,678	115	1%
Oil (MBbl)	850	756	(94)	(11)%
Combined (Bcfe)	316	323	7	2%
Daily combined production (MMcfe/d)	3,431	3,511	80	2%
Average prices before effects of derivative settlements (3):
Natural gas (per Mcf)	$2.77	3.71	0.94	34%
C2 Ethane (per Bbl)	$10.31	12.54	2.23	22%
C3+ NGLs (per Bbl)	$44.29	35.41	(8.88)	(20)%
Oil (per Bbl)	$57.80	45.99	(11.81)	(20)%
Weighted Average Combined (per Mcfe)	$3.64	3.97	0.33	9%
Average realized prices after effects of derivative settlements (3):
Natural gas (per Mcf)	$2.76	3.72	0.96	35%
C2 Ethane (per Bbl)	$10.31	12.54	2.23	22%
C3+ NGLs (per Bbl)	$44.43	35.41	(9.02)	(20)%
Oil (per Bbl)	$57.69	45.99	(11.70)	(20)%
Weighted Average Combined (per Mcfe)	$3.63	3.98	0.35	10%
Average costs (per Mcfe):
Lease operating	$0.10	0.10	—	*
Gathering and compression	$0.71	0.75	0.04	6%
Processing	$0.85	0.90	0.05	6%
Transportation	$0.60	0.67	0.07	12%
Production and ad valorem taxes	$0.19	0.14	(0.05)	(26)%
Marketing expense, net	$0.06	0.04	(0.02)	(33)%
General and administrative (excluding equity-based compensation)	$0.13	0.13	—	*
Depletion, depreciation, amortization and accretion	$0.62	0.58	(0.04)	(6)%

* Not meaningful

(1)	Production data excludes volumes related to VPP transaction.
(2)	Oil and NGLs production was converted at 6 Mcf per Bbl to calculate total Bcfe production and per Mcfe amounts. This ratio is an estimate of the equivalent energy content of the products and may not reflect their relative economic value.
(3)	Average prices reflect the before and after effects of our settled commodity derivatives. Our calculation of such after effects includes gains (losses) on settlements of commodity derivatives, which do not qualify for hedge accounting because we do not designate or document them as hedges for accounting purposes.